Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2016 FIRST QUARTER RESULTS

DENVER, COLORADO, Thursday, May 5, 2016. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended March 31, 2016.

2016 First Quarter Highlights and Comparisons to 2015 First Quarter

●	Net income of $9.6 million, or $0.20 per share vs. $8.4 million or $0.17 per share
o	Pretax income of $14.3 million vs. $13.3 million
●	Home sale revenues of $394.4 million, up 5% from $377.0 million
●	Gross margin from home sales up 90 basis points to 16.3% vs. 15.4%
o	2016 first quarter gross margin was negatively impacted by 80 basis points due to a $3.0 million warranty accrual adjustment
●	Dollar value of net new orders of $731.3 million, up 10%
o	Net new orders of 1,646, up 3%; eighth consecutive quarter of year-over-year growth
●	Ending backlog dollar value of $1.43 billion, up 50%
o	Ending backlog units of 3,071, up 39%

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “We are pleased with the start to our 2016 spring selling season, as we recorded an eighth consecutive quarter of year-over-year growth in our net new orders. The homebuilding industry continues to slowly gain momentum, as a result of healthy demand drivers, such as low unemployment, positive consumer confidence, wage growth and low interest rates, combined with a limited supply of new and existing home inventories.”

Mr. Mizel continued, “After renewing our focus on build-to-order homes in 2015, we improved both our top and bottom line results in the 2016 first quarter, based on growth in our average selling price and gross margin percentage. We achieved these improvements while not significantly increasing our homebuilding assets, resulting in a better return on investment for our Company.”

Mr. Mizel concluded, “Driving continued improvement to our returns remains a key focus for the Company in 2016. To that end, we are working on improving the cycle time for our existing home plans, in part by addressing issues caused by limited subcontractor availability in certain of our larger markets. In addition, we are expanding the geographical footprint of our new, more affordable product line, which is already available in our Colorado and Arizona markets. We believe this new product will increase our sales velocity by appealing to an expanding consumer segment that was previously priced out of the market. The new home designs are aimed at putting homeownership within reach for an under-served segment of buyers. The designs will help us reduce cycle times through a more streamlined and efficient design, but also allow homebuyers to personalize their homes with fixtures and finishes like our other Richmond American homes.”

Homebuilding

Home sale revenues for the 2016 first quarter increased 5% to $394.4 million, compared to $377.0 million for the prior year period. This improvement was driven by a 5% increase in average selling price, primarily due to a mix shift to higher-priced submarkets and, to a lesser extent, price increases implemented in the prior year.

Gross margin from home sales for the 2016 first quarter was up 90 basis points from the same period in 2015. The increase was primarily due to (1) a higher percentage of our deliveries coming from build-to-order sales, which typically have higher gross margins when compared to deliveries of homes that were started without a sales contract, and (2) a 50 basis point improvement in our interest in cost of sales as a percentage of home sale revenues. These items were partially offset by an 80 basis point negative adjustment to our warranty accrual in the 2016 first quarter, which resulted from higher than expected recent warranty related expenditures.

Selling, general and administrative (“SG&A”) expenses for the 2016 first quarter were $56.3 million, up $5.8 million from $50.5 million for the same period in 2015. Our SG&A expenses as a percentage of home sale revenues (“SG&A rate”) increased by 90 basis points to 14.3% for the 2016 first quarter from 13.4% in the 2015 first quarter. The 90 basis point increase in our SG&A rate was driven primarily by an increase in compensation-related expenses, due to an increase in headcount and an additional $2.5 million of expense related to a stock option grant approved in the 2015 second quarter.

The dollar value of net new orders for the 2016 first quarter increased 10% to $731.3 million from $666.5 million for the same period in 2015. The improvement was the result of a 6% increase in our average selling price and a 3% increase in the net number of homes sold, which was driven by a 3% increase in our average active community count. The increase in average selling price is the result of price increases implemented in many of our active communities over the past year, coupled with a shift in mix to higher priced communities. Our cancellation rate for the 2016 first quarter increased slightly to 18% from 17% for the same period in the prior year.

Our backlog value at the end of the 2016 first quarter was up 50% year-over-year to $1.43 billion. The increase was due mostly to a 39% increase in units in backlog, driven primarily by year-over-year increases in net new orders for each of the past eight quarters, a higher percentage of build-to-order sales, which are generally in backlog for a longer period of time, and longer than average construction times as a result of limited subcontractor availability in certain of our larger markets.

Financial Services

Income before taxes for our financial services operations for the 2016 first quarter was $5.6 million, a $0.3 million increase from $5.3 million in the 2015 first quarter. The increase in pretax income was primarily the result of year-over-year increases in gains on loans locked and sold by our mortgage operations segment.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 185,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2016, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:       Kevin McCarty

Vice President of Finance and Corporate Controller

1-866-424-3395 / (720) 977-3395

IR@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	March 31,
	2016	2015
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$394,420	$377,009
Land sale revenues	2,324	910
Total home and land sale revenues	396,744	377,919
Home cost of sales	(330,026)	(318,642)
Land cost of sales	(1,663)	(1,125)
Inventory impairments	-	(350)
Total cost of sales	(331,689)	(320,117)
Gross margin	65,055	57,802
Selling, general and administrative expenses	(56,277)	(50,532)
Interest and other income	1,850	1,865
Other expense	(1,541)	(1,145)
Other-than-temporary impairment of marketable securities	(431)	-
Homebuilding pretax income	8,656	7,990

Financial Services:
Revenues	11,017	10,591
Expenses	(6,241)	(6,159)
Interest and other income	841	904
Financial services pretax income	5,617	5,336

Income before income taxes	14,273	13,326
Provision for income taxes	(4,710)	(4,906)
Net income	$9,563	$8,420

Other comprehensive income related to available for sale securities, net of tax	1,948	1,308
Comprehensive income	$11,511	$9,728

Earnings per share:
Basic	$0.20	$0.17
Diluted	$0.20	$0.17

Weighted average common shares outstanding
Basic	48,827,971	48,714,637
Diluted	48,833,444	48,891,514

Dividends declared per share	$0.25	$0.25

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$99,031	$144,342
Marketable securities	77,154	92,387
Restricted cash	3,349	3,750
Trade and other receivables	38,096	23,314
Inventories:
Housing completed or under construction	862,515	747,036
Land and land under development	948,767	1,016,926
Total inventories	1,811,282	1,763,962
Property and equipment, net	29,374	28,226
Deferred tax asset, net	95,880	99,107
Metropolitan district bond securities (related party)	27,277	25,911
Prepaid and other assets	62,932	65,394
Total homebuilding assets	2,244,375	2,246,393
Financial Services:
Cash and cash equivalents	39,504	36,646
Marketable securities	12,268	11,307
Mortgage loans held-for-sale, net	82,193	115,670
Other assets	7,466	5,883
Total financial services assets	141,431	169,506
Total Assets	$2,385,806	$2,415,899
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$46,669	$40,472
Accrued liabilities	110,791	122,886
Revolving credit facility	15,000	15,000
Senior notes, net	840,798	840,524
Total homebuilding liabilities	1,013,258	1,018,882
Financial Services:
Accounts payable and accrued liabilities	54,033	52,114
Mortgage repurchase facility	60,221	88,611
Total financial services liabilities	114,254	140,725
Total Liabilities	1,127,512	1,159,607
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 49,006,835 and 48,888,424 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	490	489
Additional paid-in-capital	918,488	915,746
Retained earnings	321,653	324,342
Accumulated other comprehensive income	17,663	15,715
Total Stockholders' Equity	1,258,294	1,256,292
Total Liabilities and Stockholders' Equity	$2,385,806	$2,415,899

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$9,563	$8,420
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,987	875
Depreciation and amortization	1,073	1,083
Inventory impairments	-	350
Other-than-temporary impairment of marketable securities	431	-
Loss on sale of marketable securities	915	11
Amortization of discount / premiums on marketable debt securities, net	-	59
Deferred income tax expense	1,788	4,713
Net changes in assets and liabilities:
Restricted cash	401	(1,444)
Trade and other receivables	(15,251)	(6,141)
Mortgage loans held-for-sale	33,477	23,684
Housing completed or under construction	(115,357)	4,282
Land and land under development	68,311	(1,274)
Prepaid expenses and other assets	911	489
Accounts payable and accrued liabilities	(4,234)	(19,681)
Net cash provided by (used in) operating activities	(14,985)	15,426

Investing Activities:
Purchases of marketable securities	(5,482)	(20,484)
Maturities of marketable securities	-	1,510
Sales of marketable securities	20,600	12,976
Purchases of property and equipment	(1,944)	(340)
Net cash provided by (used in) investing activities	13,174	(6,338)

Financing Activities:
Payments on mortgage repurchase facility, net	(28,390)	(20,785)
Dividend payments	(12,252)	(12,213)
Net cash used in financing activities	(40,642)	(32,998)

Net decrease in cash and cash equivalents	(42,453)	(23,910)
Cash and cash equivalents:
Beginning of period	180,988	153,825
End of period	$138,535	$129,915

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended March 31,
	2016			2015			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	160	$45,062	$281.6	150	$46,886	$312.6	7%	(4)%	(10)%
California	125	75,530	604.2	140	68,986	492.8	(11)%	9%	23%
Nevada	107	38,426	359.1	111	40,914	368.6	(4)%	(6)%	(3)%
Washington	74	32,357	437.3	56	20,031	357.7	32%	62%	22%
West	466	191,375	410.7	457	176,817	386.9	2%	8%	6%
Colorado	249	121,575	488.3	245	111,938	456.9	2%	9%	7%
Utah	39	14,575	373.7	31	11,172	360.4	26%	30%	4%
Mountain	288	136,150	472.7	276	123,110	446.1	4%	11%	6%
Maryland	34	15,806	464.9	56	27,156	484.9	(39)%	(42)%	(4)%
Virginia	40	20,154	503.9	59	29,120	493.6	(32)%	(31)%	2%
Florida	79	30,935	391.6	61	20,806	341.1	30%	49%	15%
East	153	66,895	437.2	176	77,082	438.0	(13)%	(13)%	(0)%
Total	907	$394,420	$434.9	909	$377,009	$414.8	(0)%	5%	5%

Net New Orders

	Three Months Ended March 31,
	2016				2015				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	223	$65,541	$293.9	2.38	225	$59,721	$265.4	2.08	(1)%	10%	11%	14%
California	229	141,684	618.7	3.72	229	120,963	528.2	3.76	0%	17%	17%	(1)%
Nevada	229	79,316	346.4	3.59	227	86,186	379.7	5.29	1%	(8)%	(9)%	(32)%
Washington	124	58,511	471.9	3.01	112	45,109	402.8	2.99	11%	30%	17%	1%
West	805	345,052	428.6	3.09	793	311,979	393.4	3.18	2%	11%	9%	(3)%
Colorado	493	228,841	464.2	4.11	490	223,955	457.1	3.82	1%	2%	2%	8%
Utah	66	23,993	363.5	2.84	66	23,531	356.5	3.49	0%	2%	2%	(19)%
Mountain	559	252,834	452.3	3.90	556	247,486	445.1	3.78	1%	2%	2%	3%
Maryland	89	42,147	473.6	2.58	67	33,370	498.1	2.54	33%	26%	(5)%	2%
Virginia	85	43,500	511.8	3.33	72	34,818	483.6	2.33	18%	25%	6%	43%
Florida	108	47,718	441.8	2.57	105	38,838	369.9	2.54	3%	23%	19%	1%
East	282	133,365	472.9	2.76	244	107,026	438.6	2.48	16%	25%	8%	11%
Total	1,646	$731,251	$444.3	3.26	1,593	$666,491	$418.4	3.22	3%	10%	6%	1%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2016	2015	Change	2016	2015	Change
Arizona	30	36	(17)%	31	36	(14)%
California	21	22	(5)%	21	20	5%
Nevada	23	10	130%	21	14	50%
Washington	12	13	(8)%	14	13	8%
West	86	81	6%	87	83	5%
Colorado	40	45	(11)%	40	43	(7)%
Utah	8	6	33%	8	6	33%
Mountain	48	51	(6)%	48	49	(2)%
Maryland	13	9	44%	12	9	33%
Virginia	7	10	(30)%	9	10	(10)%
Florida	15	15	0%	14	14	0%
East	35	34	3%	35	33	6%
Total	169	166	2%	170	165	3%

Backlog

	March 31,
	2016			2015			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	384	$116,646	$303.8	306	$88,599	$289.5	25%	32%	5%
California	446	297,790	667.7	281	149,351	531.5	59%	99%	26%
Nevada	317	107,850	340.2	271	104,686	386.3	17%	3%	(12)%
Washington	229	109,733	479.2	111	45,216	407.4	106%	143%	18%
West	1,376	632,019	459.3	969	387,852	400.3	42%	63%	15%
Colorado	1,066	516,264	484.3	824	382,025	463.6	29%	35%	4%
Utah	135	48,215	357.1	75	25,783	343.8	80%	87%	4%
Mountain	1,201	564,479	470.0	899	407,808	453.6	34%	38%	4%
Maryland	145	70,575	486.7	79	39,856	504.5	84%	77%	(4)%
Virginia	146	76,790	526.0	103	50,864	493.8	42%	51%	7%
Florida	203	89,046	438.7	153	66,569	435.1	33%	34%	1%
East	494	236,411	478.6	335	157,289	469.5	47%	50%	2%
Total	3,071	$1,432,909	$466.6	2,203	$952,949	$432.6	39%	50%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2016	2015	Change
Unsold:
Completed	133	326	(59)%
Under construction	266	419	(37)%
Total unsold started homes	399	745	(46)%
Sold homes under construction or completed	2,169	1,519	43%
Model homes under construction or completed	296	279	6%
Total homes completed or under construction	2,864	2,543	13%

Lots Owned and Options (including homes completed or under construction)

	March 31, 2016			March 31, 2015
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,575	247	1,822	2,138	40	2,178	(16)%
California	1,754	232	1,986	1,468	150	1,618	23%
Nevada	2,234	-	2,234	1,765	52	1,817	23%
Washington	892	19	911	830	-	830	10%
West	6,455	498	6,953	6,201	242	6,443	8%
Colorado	3,892	819	4,711	4,089	699	4,788	(2)%
Utah	403	72	475	561	-	561	(15)%
Mountain	4,295	891	5,186	4,650	699	5,349	(3)%
Maryland	354	199	553	399	376	775	(29)%
Virginia	528	152	680	613	322	935	(27)%
Florida	1,035	194	1,229	936	121	1,057	16%
East	1,917	545	2,462	1,948	819	2,767	(11)%
Total	12,667	1,934	14,601	12,799	1,760	14,559	0%

M.D.C. HOLDINGS, INC.

Other Financial Data

Selling, General and Administrative Expense

	Three Months Ended
	March 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
General and administrative expenses	$31,465	$25,914
Marketing expenses	12,034	12,126
Commissions expenses	12,777	12,492
Selling, general and administrative expense	$56,277	$50,532

Capitalized Interest

	Three Months Ended
	March 31,	March 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Homebuilding interest incurred	$13,218	$13,251
Less: Interest capitalized	(13,218)	(13,251)
Homebuilding interest expensed	$-	$-

Interest capitalized, beginning of period	$77,541	$79,231
Plus: Interest capitalized during period	13,218	13,251
Less: Previously capitalized interest included in home and land cost of sales	(10,976)	(12,491)
Interest capitalized, end of period	$79,783	$79,991

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Impairments, Interest in Cost of Sales and Warranty Adjustments (Unaudited)

Gross Margin from Home Sales Excluding Inventory Impairments and Warranty Adjustments, and Gross Margin from Home Sales Excluding Inventory Impairments, Warranty Adjustments and Interest in Cost of Sales are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	March 31, 2016	Gross Margin %	December 31, 2015	Gross Margin %	March 31, 2015	Gross Margin %
	(Dollars in thousands)
Gross Margin	$65,055	16.4%	$89,207	15.8%	$57,802	15.3%
Less: Land Sale Revenues	(2,324)		(10,521)		(910)
Add: Land Cost of Sales	1,663		10,667		1,125
Gross Margin from Home Sales	64,394	16.3%	89,353	16.1%	58,017	15.4%
Add: Inventory Impairments	-		5,292		350
Add: Warranty Adjustments	2,987		402		-
Gross Margin from Home Sales Excluding Inventory Impairments and Warranty Adjustments	67,381	17.1%	95,047	17.1%	58,367	15.5%
Add: Interest in Cost of Sales	10,976		14,943		12,491
Gross Margin from Home Sales Excluding Inventory Impairments, Interest in Cost of Sales, and Warranty Adjustments	$78,357	19.9%	$109,990	19.8%	$70,858	18.8%